CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated February 17, 2017, relating to the financial statements and financial highlights which appear in the December 31, 2016 Annual Report to Shareholders of All Asset Aggressive-Alt 25 Portfolio, All Asset Aggressive-Alt 50 Portfolio, All Asset Aggressive-Alt 75 Portfolio, All Asset Growth-Alt 20 Portfolio, AXA/DoubleLine Opportunistic Core Plus Bond Portfolio, AXA/Pacific Global Small Cap Value Portfolio, AXA/Horizon Small Cap Value Portfolio, and the EQ/PIMCO Global Real Return Portfolio (each a portfolio of EQ Advisors Trust), CharterSM Alternative 100 Moderate Portfolio, CharterSM Income Strategies Portfolio, CharterSM Interest Rate Strategies Portfolio, CharterSM International Moderate Portfolio, CharterSM Moderate Portfolio, CharterSM Real Assets Portfolio (each a portfolio of AXA Premier VIP Trust). We also consent to the references to us under the headings “Financial Highlights” and “Form of Agreement and Plan of Reorganization and Termination” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 22, 2017